UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2013, Vermillion, Inc. (the “Company” or “Vermillion”) issued a press release announcing the closing of a private placement transaction in which the Company issued an aggregate of 8.0 million shares of the Company’s common stock, and warrants exercisable for an aggregate of 12.5 million shares of the Company’s common stock. Gross proceeds of the private placement totaled approximately $13.2 million, with net proceeds totaling approximately $11.8 million after anticipated offering expenses. The signing of the Securities Purchase Agreement dated May 8, 2013 (the “Purchase Agreement”) in connection with the private placement was previously announced by the Company in an 8-K filed on May 10, 2013. As previously announced, the warrants are exercisable at the election of the holder at an exercise price of $1.46 per share. If and when the warrants are exercised, Vermillion has the potential to realize up to an additional $18.3 million in proceeds, which would bring the total investment to $31.5 million before transaction costs.

The foregoing information is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the private placement described above, on May 13, 2013, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the investors who participated in the transaction. Among other things, the Stockholders Agreement provides certain investors with certain protective rights and grants certain stockholders the right to designate two (2) directors to serve on the Company’s Board of Directors (the “Board”).

The foregoing information is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2013, the Board of the Company approved an amendment and restatement of the Company’s bylaws, effective immediately, to increase the number of directors of the Company from six to eight persons, creating two new Class III director positions, which have not yet been filled. This increase was required under the terms of the private placement.

The foregoing information is qualified in its entirety by reference to the Company’s Fourth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.2	Fourth Amended and Restated Bylaws of Vermillion, Inc.

	10.1	Securities Purchase Agreement dated May 8, 2013

	10.2	Stockholders Agreement dated May 13, 2013

	99.1	Press Release dated May 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: May 14, 2013	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Fourth Amended and Restated Bylaws of Vermillion, Inc.

10.1	Securities Purchase Agreement dated May 8, 2013

10.2	Stockholders Agreement dated May 13, 2013

99.1	Press Release dated May 14, 2013